UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 2, 2014

NEXPOINT CAPITAL, INC.

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	000-55265	38-3926499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Crescent Court, Suite 700

Dallas, Texas 75201

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (972) 628-4100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On September 2, 2014, in connection with a private placement (the “Private Placement”) of shares of common stock, par value $0.001 per share (the “Shares”), of NexPoint Capital, Inc. (the “Company”) to the Company’s investment adviser, NexPoint Advisors, L.P., and its affiliates the Company issued an aggregate of approximately 1,086,954 Shares at a price of $9.20 per Share for aggregate proceeds of approximately $10.0 million.

The Private Placement did not involve a public offering and is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(a)(2) of the Act.

Item 8.01. Other Events

As previously reported in the Company’s final prospectus, filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 20, 2014, the Company is required to raise $10.0 million of gross offering proceeds, including proceeds from the Private Placement (the “Minimum Offering Requirement”), within one year from the date that the SEC declared the Company’s registration statement on Form N-2 effective to satisfy the Minimum Offering Requirement. As a result of the Private Placement, the Company successfully satisfied the Minimum Offering Requirement and officially commenced operations on September 2, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, NexPoint Capital, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXPOINT CAPITAL, INC.

Date:	September 8, 2014	By:	/s/ Brian Mitts
		Name:	Brian Mitts
		Title:	Vice President and Chief Financial Officer